UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2011

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA (Address of Principal Executive Offices)	70433 (Zip Code)

Registrant’s telephone number, including area code:  (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Facility Agreement

On September 30, 2011, Globalstar, Inc. (the “Company”) entered into a Deed of Waiver and Amendment to its Facility Agreement with the lenders and agent party thereto.  The Deed of Waiver and Amendment:

●    delays the last date for final in-orbit acceptance of 18 second-generation satellites by eight months to August 1, 2012;

●    permits the Company to order six second-generation satellites under the Contract with Thales Alenia Space France (“Thales”) provided that the purchase price does not exceed €55.2 million;

•    requires that, following an acceptance of the order by Thales, Thermo fund no less than $25 million into an escrow account to provide for the initial payments for the satellites; the Company intends to issue additional equity or subordinated indebtedness to Thermo in return;

•    specifies that, in addition to operating expenses, inventory purchases, taxes, maintenance and certain other budgeted costs, the Company may use funds in the contingent equity account (currently $60 million) to pay capital expenditures related to the completion and launch of 25 second-generation satellites, provided that, if the funds are used for capital expenditures, the Company must raise proceeds from equity or subordinated loans in the same amount as the proposed contingent equity withdrawal; and

•     extends the term of the contingent equity agreement to December 31, 2014.

Item 7.01 Regulation FD Disclosure

Satellite Construction Update

On October 4, 2011, Globalstar received written notice from Thales rejecting the order for six satellites placed by the Company on September 30, 2011 because Thales believes that Globalstar has no right to place the order. Globalstar disputes this and previously filed a demand for arbitration against Thales to enforce certain rights for the construction of these satellites. Furthermore, Globalstar has contended that if Thales is correct in their assertion that Globalstar has lost rights to place an order, then Globalstar should be entitled to an award of at least €395 million.

Employee Reduction

Globalstar recently implemented a plan to improve its cost structure by reducing headcount by approximately 60 full-time employees.  As a result, the Company expects to incur one-time severance costs of approximately $0.6 million, and estimates operating expenses will be reduced by approximately $0.5 million per month. Globalstar has also implemented a plan that will reduce non-employee contractor costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Dirk J. Wild
Dirk J. Wild
Senior Vice President and Chief Financial Officer

Date:  October 5, 2011